UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2014 (October 6, 2014)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Protective Life Corporation (“PLC” or the “Company”) held a Special Meeting of Shareholders on October 6, 2014 (“2014 Special Meeting”).  A total of 65,973,369 shares of the Company’s common stock, out of a total of 79,250,726 shares of common stock issued and outstanding and entitled to vote as of August 15, 2014, the record date for the 2014 Special Meeting, were present in person or represented by proxy at the 2014 Special Meeting, which constituted a quorum.  The matters that were voted upon, and the number of votes cast for or against, as well as the number of abstentions as to each such matter, as applicable, are set forth below as certified by the Inspector of Elections. There were no broker non-votes.  For more information on each of the proposals below, please see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 25, 2014 and amended on August 27, 2014.

Proposal 1:  Adoption of the Merger Agreement

On June 3, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan (“Dai-ichi Life”), and DL Investment (Delaware), Inc. (“DL Investment”), a Delaware corporation and wholly owned subsidiary of Dai-ichi Life.  Pursuant to the Merger Agreement, DL Investment would merge into and with PLC.  As a result of the merger, the separate corporate existence of DL Investment would cease, and PLC would continue as the surviving corporation and become a wholly-owned subsidiary of Dai-ichi.

At the 2014 Special Meeting the Company’s Shareholders voted upon and approved a proposal to adopt the Merger Agreement.  Approximately 99% of the shares present in person or represented by proxy at the 2014 Special Meeting voted in favor of the proposal.  The votes on this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
65,022,445	401,239	549,685	0

Proposal 2:  Non-Binding Advisory Vote on Named Executive Officer Merger-Related Compensation

At the 2014 Special Meeting, the Company’s Shareholders, on an advisory (non-binding) basis, also voted on a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.  The votes on this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,283,649	42,026,635	3,663,085	0

Proposal 3:  Adjournment of the 2014 Special Meeting

Sufficient votes were received to adopt the Merger Agreement and no other business properly came before the 2014 Special Meeting.  The votes on the proposal to adjourn the 2014 Special Meeting if necessary or appropriate, including to solicit additional proxies if there had been insufficient votes at the time of the 2014 Special Meeting to adopt the Merger Agreement, were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
60,097,418	5,373,931	502,020	0

Item 8.01 Other Events.

On October 6, 2014, the Company issued a press release announcing that at its 2014 Special Meeting, shareholders approved a proposal to adopt the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated October 6, 2014, announcing the 2014 Special Meeting voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated: October 6, 2014